Exhibit 10.6

Heiri Gugger, PhD

President and CEO

Icoria, Inc.

108 T. W. Alexander Dr.

P.O. Box 14528

Research Triangle Park, NC 27790

3/25/05

Dear Heiri,

As we have discussed, I am formalizing my resignation from Icoria, effective today. I look forward to all of our future interactions.

Sincerely,

/s/ Peter C. Johnson, MD
Peter C. Johnson, MD Chief Business Officer and Chief Medical Officer